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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-52969) of Keystone Automotive Industries, Inc. and in the related Prospectus of our report dated June 1, 1998, with respect to the consolidated financial statements and schedule of Keystone Automotive Industries, Inc. included in this Annual Report (Form 10-K) for the year ended March 27, 1998.

  We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24047) pertaining to the Keystone Automotive Industries, Inc. 1996 Employee Stock Incentive Plan of our report dated June 1, 1998 with respect to the consolidated financial statements and schedule of Keystone Automotive Industries, Inc. included in the Annual Report (Form 10-K) for the year ended March 27, 1998.

                                                /s/ Ernst & Young LLP
                                                    Ernst & Young LLP

Los Angeles, California
June 23, 1998